ASSIGNMENT


         FOR VALUE RECEIVED, CHRISTENSON LEASING COMPANY, LLC hereby sells, assigns and transfers to the assignee set forth below all of the rights of the undersigned in and to the number of Warrant Shares (as defined in and evidenced by Warrant No. 2005-W-102) set opposite the name of such assignee below and in and to the above-referenced Warrants with respect to said Warrant Shares:

Name of Assignee                Address                         Number of Shares
----------------                -------                         ----------------
Destination Capital, LLC        805 SW Broadway, Ste. 560       55,021
                                Portland, OR 97205


         If the total of said Warrant Shares shall not be all such shares which may be purchased pursuant to the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to purchase the balance of such shares be issued in the name of, and delivered to, the undersigned at the undersigned's address stated below.

         Dated as of December 19, 2005.

         Name of holder of Warrant: CHRISTENSON LEASING COMPANY, LLC


                  Address: 805 SW Broadway, Ste. 560, Portland, OR 97205


                  Signature: /s/ ROBERT J. JESENIK
                            ----------------------------------------------
                  Title: CEO of Aequitas Capital Management, Inc., Manager



























PDX/112816/141153/DLH/1425624.1